UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):     January 12, 2006
Interstate Land Investors II Limited Partnership

(Exact Name of Registrant as Specified in Charter)

North Carolina	000-18547	56-1669199

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

ISC Realty Corporation, 1329 East Morehead Street, Suite 201, Charlotte, NC	28204

(Address of Principal Executive Offices)	(Zip Code)
(704) 383-7918

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
     On January 12, 2006, Interstate Land Investors II Limited Partnership, a North Carolina limited partnership (the “Registrant” or the “Partnership”), completed the sale of substantially all of the remaining assets of the Partnership, which consisted of approximately 48 acres of unimproved commercial real property located in Fort Mill, South Carolina (the “Property”), to Merrifield Partners, LLC, a North Carolina limited liability company, and Patrick Family, LLC, a North Carolina limited liability company (collectively, the “Buyers”). The Property was sold to the Buyers for total consideration of $2,080,000 (less certain adjustments) (the “Sales Price”) pursuant to an Offer to Purchase and Contract dated February 10, 2005 (the “Purchase Agreement”).
     The Sales Price was subject to certain adjustments and prorations at closing and potential post-closing adjustments. After such prorations and adjustments and sales commissions paid to Bissell Patrick, LLC, the Partnership received approximately $1,619,182, prior to the payment of costs of the transaction, including accounting and legal fees and other expenses.
     Under the terms of the Agreement of Limited Partnership of the Registrant dated July 27, 1989, as amended on July 31, 1990 (the “Limited Partnership Agreement”), the sale of the Property resulted in the immediate dissolution of the Partnership. In connection with the dissolution, ISC Realty Corporation, the General Partner of the Partnership (the “General Partner”), will proceed to liquidate and wind up the Partnership and distribute the Partnership’s remaining assets to the holders of Class A Limited Partnership Units of the Registrant in accordance with the terms of the Limited Partnership Agreement and the Registrant’s Certificate of Domestic Limited Partnership. The General Partner anticipates that the winding up and liquidation of the Partnership’s business will take several months to accomplish.
     The above description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is included as Appendix A of the Schedule 14A filed by the Registrant on June 14, 2005, which is hereby incorporated by reference into this Item 2.01.
Item 8.01. Other Events.
     The Registrant’s Limited Partnership Agreement provides that, upon the completion of a sale of all or substantially all of the assets of the Partnership, the Partnership will be automatically dissolved. Accordingly, as discussed in Item 2.01 of this Current Report on Form 8-K, the General Partner will proceed to liquidate and wind up the Partnership.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interstate Land Investors II Limited Partnership

/s/ J. Christopher Boone

Date: January 17, 2006	J. Christopher Boone President, ISC Realty Corporation, its General Partner